EXHIBIT 4.9

PRELIMINARY SUBSCRIPTION AGREEMENT

GENERAL FINANCE CORPORATION
 ATTENTION: CHRISTOPHER A. WILSON
 39 EAST UNION STREET
 PASADENA, CALIFORNIA 91103

Ladies and Gentlemen:

I hereby subscribe to purchase the number of Units consisting of one share of common stock and a three-year warrant to purchase 0.5 shares of common stock at an exercise price of $4.00 per share (the “ Units ”) of General Finance Corporation, a Delaware corporation (the “Company”), indicated below.

I have received a copy of the Company’s prospectus, dated [     ], 2010. I understand that my purchase of the Company’s Units, and warrants and common stock included in each Unit, involves significant risk, as described under “Risk Factors” in the prospectus. I also understand that no federal or state agency has made any finding or determination regarding the fairness of the Company’s offering of the Units, the accuracy or adequacy of the prospectus, or any recommendation or endorsement concerning an investment in the Units.

I am not sending the purchase price for the Units I wish to buy at this time. After I receive the prospectus supplement announcing the results of the Company’s rights offering to its stockholders, if I still wish to purchase Units, I will send the Company an acknowledgment of subscription and a check in the amount of $        multiplied by the number of Units I wish to buy. My check will be made payable to “Continental Stock Transfer & Trust Co. as agent for General Finance Corporation.”

WHEN THE COMPANY RECEIVES MY ACKNOWLEDGMENT OF SUBSCRIPTION AND MY CHECK, THIS SUBSCRIPTION AGREEMENT WILL BECOME FINAL AND BINDING AND WILL BE IRREVOCABLE UNTIL THE OFFERING IS CLOSED.

NUMBER OF UNITS

TOTAL SUBSCRIPTION PRICE
 (AT $        PER UNIT):                       *

PLEASE PRINT OR TYPE EXACT NAME(S) IN WHICH UNDERSIGNED DESIRES UNITS TO BE REGISTERED:

*	DO NOT SEND THE PURCHASE PRICE FOR YOUR SHARES AT THIS TIME.

SUBSTITUTE W-9

Under the penalty of perjury, I certify that: (1) the Social Security number or Taxpayer Identification Number given below is correct; and (2) I am not subject to backup withholding.

INSTRUCTION: YOU MUST CROSS OUT (2) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.

DATE

SIGNATURE(S)*

 AREA CODE AND TELEPHONE NO. ____________________________________

PLEASE INDICATE FORM OF OWNERSHIP YOU DESIRE FOR THE UNITS (INDIVIDUAL, JOINT TENANTS WITH RIGHT OF SURVIVORSHIP, TENANTS IN COMMON, TRUST, CORPORATION, PARTNERSHIP, CUSTODIAN, ETC.):

 SOCIAL SECURITY OR FEDERAL TAXPAYER

IDENTIFICATION NO.

TO BE COMPLETED BY THE COMPANY

Accepted as of                     , 2010, as to                           Units.

GENERAL FINANCE CORPORATION
By:
Name:
Title:

*
When signing as attorney, trustee, administrator, or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. In case of joint tenants, each joint owner must sign.